EXHIBIT 2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT ("AGREEMENT"), dated as of December 21, 2004, is made and entered into by and among Far East Energy Corporation ("COMPANY") and Sofaer Capital Global Fund, Sofaer Capital Asian Fund, Restructuring Investors Limited and Persistency, (individually and collectively, the "INVESTOR") for the benefit of Investor.

                             PRELIMINARY STATEMENTS

         A. The Company has entered into that certain Subscription Agreement with the Investors dated December 21, 2004 (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Investors purchased an aggregate of 12,500,000 shares of the common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") and received Warrants dated December 21, 2004 (the "WARRANT") to purchase an aggregate of 6,250,000 shares of Company Common Stock. The shares of Company Common Stock purchased pursuant to the Subscription Agreement, together with the shares of Company Common Stock issuable upon exercise of the Warrant from time to time, and any shares of Company Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares, are hereinafter referred to as the "REGISTRABLE SECURITIES."

         B. Pursuant to the terms of the Subscription Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Registrable Securities.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                       REGISTRATION RIGHTS AND PROCEDURES

         1.1 FILING OF REGISTRATION STATEMENT.

         (a) Subject to the terms and conditions of this Agreement, the Company shall prepare a Registration Statement on Form S-2, or other applicable form if Form S-2 is not available or has been rescinded or replaced (the "REGISTRATION STATEMENT"), with respect to the Registrable Securities and use commercially reasonable efforts to cause the Registration Statement to be initially filed with the Securities and Exchange Commission (the "SEC") within 45 days following the Registration Date but in no event prior to April 30, 2005. The Company shall provide Investor and counsel for the Investor an opportunity to review and comment on the Registration Statement at least five Business Days prior to filing and prepare and file with the SEC and all other amendments thereto within a reasonable number of days prior to its filing with the SEC. For purposes of this Agreement, (a) the term "REGISTRATION DATE" shall mean the date on which the Company's Registration Statement on Form S-2 (File No. 333-117635), filed with the SEC on July 23, 2004, is declared effective by the SEC and (b) the term "BUSINESS DAY" shall mean, with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or order to close.

         (b) Notwithstanding anything contained herein to the contrary, if the Company has an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT")

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covering the Registrable Securities and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon 20 days prior notice to all holders of Registrable Securities included in the "Selling Security Holders" section of such registration
statement,   register  any  Registrable   Securities   registered  but  not  yet
distributed  under  such  effective   registration  statement  on  a  short-form
registration statement under the Securities Act and, once such short-form registration statement is declared effective, de-register such shares under the previous registration statement, transfer the filing fees from the previous registration statement (such transfer pursuant to Rule 429 under the Securities Act, if applicable), or file a post-effective amendment converting the previous registration statement to a short-form registration statement.

         1.2 EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall use commercially reasonable efforts to (a) have the Registration Statement declared effective by the SEC; (b) subject to Section 1.3, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective with respect to any Registrable Securities, until the earlier of (i) such Registrable Securities covered by the Registration Statement have been sold by the Investor, (ii) the date on which either such Registrable Securities are distributed to the public pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any similar provision then in effect) or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act, (iii) the eighteen month anniversary of the effective date of such Registration Statement (provided, however, that such eighteen-month period will be extended for a period of time equal to the period any Investor refrains from selling such Registrable Securities at the request of the underwriter, if any, with respect to the offering of such Registrable Securities, or otherwise is required to suspend sales of such Registrable Securities pursuant to the terms of this Agreement) or (iv) the date on which such Registrable Securities are sold to the Company (but not before the expiration of the applicable prospectus delivery requirements); and (c) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement. The Company shall further (x) use commercially reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by a seller, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act and (y) to the extent not already provided for holders of Company Common Stock, provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement.

         1.3 INFORMATION AND COPIES.

         (a) The Company shall furnish to each seller of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller.

         (b) The Company shall promptly notify each seller of Registrable Securities promptly of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and shall use commercially reasonable efforts to prepare and file with the SEC, and promptly notify each

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holder  of  Registrable  Securities  of the  filing  of,  a  supplement  to such prospectus or an amendment to the Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the Registration Statement, use reasonable best efforts to cause it to become effective as soon as possible. Upon receipt of any notice from the Company of the happening of any event of the kind described
above,  each  seller  of  Registrable   Securities  will  forthwith  discontinue
disposition of Registrable Securities pursuant to the Registration Statement until such seller's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed.

         (c) The Company shall make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records of the Company (reasonably requested), the Company's applicable corporate documents and contracts as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with the Registration Statement; provided, however, that each seller of Registrable Securities agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transaction in the Company's securities unless and until such information is made generally available to the public and each such seller shall cause any attorney, accountant, or agent retained by such seller or underwriter to keep confidential any such information.

         (d) In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Company Common Stock included in the Registration Statement for sale in any jurisdiction, the Company will promptly notify each seller of such and will use reasonable efforts to obtain the withdrawal of such order.

         (e) The Company reserves the right to postpone for a reasonable period of time, not to exceed in the aggregate 90 days from the date notification of such delay is sent to the holders of Registrable Securities during any 365 day period, the filing or the effectiveness of the Registration Statement if the Company's Board of Directors in good faith determines that (i) such registration might have a material adverse effect on any of the Company's plans or proposals with respect to any financing, acquisition, recapitalization, reorganization, or other material transaction, or (ii) it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time.

         1.4 LISTING OF REGISTRABLE SECURITIES. The Company shall cause all Registrable Securities to be listed on each securities exchange or other quotation service on which the Company Common Stock is then listed.

         1.5 UNDERWRITTEN OFFERING.

         (a) If the offering is to be underwritten, the Company shall enter into any necessary agreements in connection therewith (including an underwriting agreement containing customary representations, warranties, and agreements).

         (b) To the extent either the Company or the holders of a majority in interest of the Registrable Securities (the "INITIATING PARTY") intends to distribute the Registrable Securities covered by

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

the Registration Statement by means of a firm commitment underwritten public offering under the Securities Act, the ultimate decision of the identity of the underwriter will be made by the Company. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Registrable Securities that are Initiating Parties and such holder) to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter advises an Initiating Party in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Party shall so advise all holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all holders thereof, including the Initiating Party, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each holder and to be included in the underwriting; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, if any, including without limitation securities proposed to be registered and issued by the Company are first entirely excluded from the underwriting.

         1.6 EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to this Article 1, including, without limitation, all registration, filing and qualification fees (including "blue sky" fees), printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

         1.7 SUBSEQUENT RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration in which Registrable Securities of an Investor have been included pursuant to this Agreement, unless such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the holders that are included.

         1.8 MARKET STAND OFF AGREEMENT. By electing to include Registrable Securities in any registration pursuant to Section 1.1, the holder of Registrable Securities making such election shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, following the filing of a registration statement by the Company with the SEC in connection with a public offering of its securities and continuing until 90 days following the date such registration statement is declared effective by the SEC.

         1.9 NATURE OF SALE. Notwithstanding any other provision of this Agreement, Company Common Stock shall be treated as Registrable Securities only if and so long as it has not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

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

                                    ARTICLE 2
                           RIGHTS AND UNDERTAKINGS OF
                        HOLDERS OF REGISTRABLE SECURITIES

         2.1 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any of the Company's securities as a result of exercising or refraining from exercising any such right or rights.

         2.2 SUSPENSION OF SALES; NOTICE OF SALES. If any Registrable Securities are included in a Registration Statement pursuant to the terms of this Agreement, the holder thereof will not (until further notice) effect sales thereof after receipt of written notice from the Company of the occurrence of an event specified in order to permit the Company to correct or update the Registration Statement or prospectus. Each holder of Registrable Securities shall notify the Company of the sale of any Registrable Securities within a reasonable period of time prior to such sale.

         2.3 COMPLIANCE. If any Registrable Securities are being registered in any registration pursuant to this Agreement, the holder thereof will comply with all anti-stabilization, manipulation, and similar provisions of Section 10 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any rules promulgated thereunder by the SEC and, at the Company's request, will execute and deliver to the Company and to any underwriter participating in such offering an appropriate agreement to such effect.

         2.4 TERMINATION OF EFFECTIVENESS. Following the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described herein, each holder of Registrable Securities included in the Registration Statement shall discontinue sales thereof pursuant to such Registration Statement, unless such holder has received written notice from the Company of its intention to continue the effectiveness of such Registration Statement with respect to any of such securities which remain unsold.

         2.5 FURNISH INFORMATION. It shall be a condition precedent to the Company's obligations to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities or as the Company shall otherwise reasonably request. The obligations of the Company under this Agreement shall be suspended as to any holder of Registrable Securities unless and until such holder complies with the preceding sentence.

         2.6 UNDERWRITTEN REGISTRATION. No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such holder (a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the Company; (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and its own expenses (including, without limitation, counsel fees).

         2.7 DELAY OF REGISTRATION. No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying the preparation of, or declaration of the effectiveness of, any Registration Statement initiated in accordance with the terms of this Agreement if

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such injunction is the result of any  controversy  that might arise with respect to the interpretation or implementation of these provisions.

                                    ARTICLE 3
                                 INDEMNIFICATION

         3.1 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless, with respect to any Registration Statement filed by it pursuant to this Agreement, to the fullest extent permitted by law, each holder of Registrable Securities covered by such Registration Statement, as well as such holder's officers, directors, employees, agents, and general or limited partners (and the directors, officers, employees, and agents thereof) and each other person, if any, who controls such holder within the meaning of the Securities Act (collectively, the "HOLDER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities, and expenses joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld) (collectively, "LOSSES") to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, any rule or regulation promulgated thereunder, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; PROVIDED, HOWEVER, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final, or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party relating to such Holder Indemnified Party for use in the preparation thereof; and PROVIDED FURTHER, that the Company shall not be liable to any such Holder Indemnified Party with respect to any preliminary prospectus to the extent that any such Loss of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company previously furnished copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Loss of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity and reimbursement of expenses and obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties.

         3.2 INDEMNIFICATION BY HOLDERS. Each holder of Registrable Securities participating in any registration hereunder shall severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, and agents, and each person who

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controls the Company (within the meaning of the Securities  Act)  (collectively,
"COMPANY  INDEMNIFIED   PARTIES")  against  all  Losses  to  which  any  Company
Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such holder's Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in the cases described in clauses (a) and (b) of this Section 3.2, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such holder relating to such holder for use in the preparation of the documents described in such clauses (a) and (b), (c) any violation by such holder of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and (d) with respect to any preliminary prospectus, the fact that such holder sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding the documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such holder in compliance with this Agreement and the Loss of such Company Indemnified Party results from an untrue statement or omission of a material fact relating to information provided by such holder contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of Company Indemnified Parties and shall survive the transfer of such securities by such holder. Notwithstanding the foregoing, in no event will any indemnity under this Section 3.2 exceed the net proceeds from the arms-length sale of Registrable Securities received by such holder.

         3.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an identified party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for indemnification may be made pursuant hereto, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to hereunder is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The indemnifying party shall not be liable to an indemnified party hereunder for any legal expenses of counsel or any other expenses incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding, or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (a) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery, or approval thereof, and (b) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim and a full release of all persons that may be entitled to or obligated to provide indemnification or contribution under this Article.

         3.4 CONTRIBUTION. If the indemnification provided for herein is unavailable to or insufficient to hold harmless an indemnified party hereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses (or actions or proceedings in respect thereof) referred to herein in such proportion as is appropriate to reflect the relative fault of and the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions, or inactions which resulted in such Losses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission, action, or inaction. The relative benefits received by the indemnifying party and the indemnified party will be determined by reference to the net proceeds from an arms-length sale of Registrable Securities and underwriting discounts and commissions from the offering received by each such party. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for contribution may be made against an indemnifying party hereunder, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement thereof (if the notice specified herein has not been given with respect to such action); PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to herein.

         If indemnification is available hereunder, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided herein, without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for herein. The provisions hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 TERMINATION. The obligations under ARTICLE 1 shall terminate on the date on which is the earlier of (a) the date on which the Company's obligations under Section 1.2 terminate or (b) the date on which all Registrable Securities covered by the Registration Statement have been sold.

         4.2 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Investor may assign its rights hereunder to any permitted transferee of all or any portion of the Registrable Securities provided that (a) the Company is furnished with written notice of the name and address of the assignee and the securities with respect to which such rights are being assigned, and (b) the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

         4.3 NOTICES. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) two Business Days after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five
Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed as follows:

         (a) if to the Company, then at 400 N. Sam Houston Parkway E., Suite 205, Houston, Texas 77060, Attn: Chief Executive Officer, facsimile number,
(832) 598-0479, with a copy to Amar Budarapu, Esq., Baker & McKenzie, LLP, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, facsimile number,
(214) 987-3099; or

         (b) if to an Investor, then at the address and facsimile number set forth below such Investor's signature on the last page of this Agreement.

         The Investor and the Company may each agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         4.4 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law, Investor shall not issue any press release or make any other public announcement with respect to the transactions contemplated hereby without the approval of the Company, which approval shall not be unreasonably withheld or delayed.

         4.5 GOVERNING LAW; JURISDICTION.

         (a) This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

         (b) Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Southern District of New York. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. ss.1404 or 1406 (or any successor statute). In the event the United States District Court for the Southern District of New York does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in the State of New York.

         4.6 NO THIRD PARTY BENEFICIARY. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         4.7 SEVERABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         4.8 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

         4.9   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         4.10 ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

         4.11 AMENDMENT; WAIVER. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Sellers of Registrable Securities beneficially owning not less than seventy-five percent (75%) of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Investor and that does not directly or indirectly affect, impair, limit or compromise the rights of other Sellers of Registrable Securities may be given by such Sellers of Registrable Securities; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         4.12 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by the undersigned, thereto duly authorized, as of the date first set forth above.

                                        COMPANY:

                                        FAR EAST ENERGY CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        INVESTOR:

                                        SOFAER CAPITAL GLOBAL FUND

                                        By: Caledonian Bank and Trust, Ltd.,
                                            as Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: Caledonian Bank and Trust, Ltd.
                                                 Caledonian House
                                                 George Town
                                                 Grand Cayman
                                                 Cayman Islands
                                        Facsimile No:
                                                      --------------------------

                                        SOFAER CAPITAL ASIAN FUND

                                        By: Caledonian Bank and Trust, Ltd.,
                                            as Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: Caledonian Bank and Trust, Ltd.
                                                 Caledonian House
                                                 George Town
                                                 Grand Cayman
                                                 Cayman Islands
                                        Facsimile No:
                                                      --------------------------



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        RESTRUCTURING INVESTORS LIMITED

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: Restructuring Investors Limited
                                                 Rue Kleberg 6
                                                 CH1201
                                                 Geneva, Switzerland
                                        Attention: Brian Padgett
                                        Facsimile No: 00 41 22 908 1191



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        PERSISTENCY

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: Persistency
                                                 Ugland House
                                                 PO Box 309
                                                 George Town
                                                 Cayman Islands
                                                 British West Indies
                                        Facsimile No:
                                                      --------------------------



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        PASSLAKE LIMITED

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: Passlake Limited
                                                 PO Box 309
                                                 George Town
                                                 Grand Cayman
                                                 Cayman Islands
                                                 BWI
                                                 Facsimile No:
                                                               -----------------
                                        with a copy to: Cavamont Services SA
                                                 40 rue du Rhone
                                                 1204 Geneva
                                                 Grand Cayman
                                                 Switzerland
                                                 Attention: Constantin
                                                   Papadimitriou
                                                 Facsimile No:
                                                               -----------------

                                       15